UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Precision Optics Corporation, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRECISION OPTICS CORPORATION, INC.
22 East Broadway
Gardner, Massachusetts 01440

To the Stockholders:

The Board of Directors and officers of Precision Optics Corporation, Inc. invite you to attend the 2007 Annual Meeting of Stockholders to be held Tuesday, November 27, 2007, at 10:00 a.m. at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts.

A copy of the Proxy Statement and a copy of the Company’s 2007 Annual Report to Stockholders are enclosed.

If you cannot be present at the meeting, please mark, date, and sign the enclosed proxy card and return it as soon as possible in the enclosed envelope.

Very truly yours, /s/ Richard E. Forkey Richard E. Forkey President

PRECISION OPTICS CORPORATION, INC.
22 East Broadway
Gardner, Massachusetts 01440

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

November 27, 2007

The 2007 Annual Meeting of Stockholders of Precision Optics Corporation, Inc. (the “Company”) will be held on Tuesday, November 27, 2007, at 10:00 a.m. at the offices of Ropes & Gray LLP, Boston, Massachusetts, for the following purposes:

1.
To consider and approve an amendment to the Company’s Articles of Organization, as amended, to be filed at the discretion of the Board of Directors, to increase the number of authorized shares of the Company.

2.	To elect two Class II directors to hold office for a three-year term and until their respective successors shall have been duly elected and qualified.

3.	To transact any and all other business that may properly come before the meeting or any adjournment thereof.

All stockholders of record at the close of business on Friday, October 12, 2007, are entitled to notice of and to vote at the meeting.

Stockholders are requested to sign and date the enclosed proxy and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States.

By Order of the Board of Directors /s/ Michael T. Pieniazek Michael T. Pieniazek Clerk

November 2, 2007

PRECISION OPTICS CORPORATION, INC.
_________________

Annual Meeting of Stockholders
November 27, 2007

PROXY STATEMENT
___________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement and form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Precision Optics Corporation, Inc., a Massachusetts corporation (the “Company”), for the 2007 Annual Meeting of Stockholders of the Company to be held on November 27, 2007, at 10:00 a.m. at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts, and any adjournments thereof, for the purposes set forth in the notice of meeting. The Company was incorporated in 1982, and its principal executive offices are at 22 East Broadway, Gardner, Massachusetts 01440 (telephone 978-630-1800). This proxy statement and form of proxy are first being distributed to stockholders on or about November 2, 2007.

Stockholders Entitled to Vote

As of September 15, 2007, the Company had outstanding 25,458,212 shares of common stock, $0.01 par value per share (the “Common Stock”). Each share of Common Stock entitles the holder of record thereof at the close of business on October 12, 2007 to one vote, in person or by proxy, on the matters to be voted upon at the meeting.

Voting Procedures

Consistent with Massachusetts law and the Company’s by-laws, the holders of a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the annual meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

If the enclosed form of proxy is properly signed and returned and not revoked, the shares represented thereby will be voted at the annual meeting. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted as specified. If the stockholder does not specify how the shares are to be voted, such shares will be voted in favor of Proposal 1 below and for the election of the nominees for director.

Any stockholder has the right to revoke his or her proxy at any time before it is voted by: (1) attending the meeting and voting in person, (2) by filing with the Clerk of the Company a written instrument revoking the proxy or (3) delivering to the Clerk another newly executed proxy bearing a later date.

Required Vote

The approval of the amendment to the Articles of Organization, as amended, to increase the number of shares outstanding as described in Proposal 1 requires the affirmative vote of a majority of all shares outstanding.

The election of the Class II directors described in Proposal 2 requires a plurality of votes cast.

Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum, but will not be counted as votes properly cast for purposes of determining the outcome of voting on any matter. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for the particular item and has not received instructions from the beneficial owner.

Voting on Other Matters

At the date hereof, the Company’s management has no knowledge of any business other than that described in the notice for the annual meeting which will be presented for consideration at such meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy may, in their discretion, vote all such proxies in accordance with their own judgment. The persons appointed by the enclosed form of proxy also may, in their discretion, vote all proxies with respect to matters incident to the conduct of the meeting.

Costs of Proxy Solicitation

The Company will bear all the costs of the solicitation of proxies. The Board of Directors (the "Board") may arrange with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for the reasonable out-of-pocket expenses incurred in so doing. In addition to the solicitation of proxies by use of the mail, the Company may use the services of some of its directors, officers, and regular employees (who will receive no compensation therefrom in addition to their regular salaries) to solicit proxies personally or by mail or telephone.

PROPOSAL 1: APPROVAL OF THE AUTHORIZED SHARES AMENDMENT

TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF ORGANIZATION, AS AMENDED TO DATE, AS SET FORTH IN EXHIBIT I, TO EFFECT AN AMENDMENT TO THE COMPANY’S ARTICLES OF ORGANIZATION, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 50,000,000 TO 60,000,000, TO BE IMPLEMENTED AT THE DISCRETION OF THE COMPANY’S BOARD OF DIRECTORS AT ANY TIME PRIOR TO THE COMPANY’S NEXT ANNUAL MEETING IN 2008, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S SHAREHOLDERS.

Purpose of the Increase in Authorized Shares

The Board of Directors has approved and is hereby soliciting stockholder approval of an amendment to the Company's Articles of Organization, as amended, to increase the number of shares of Common Stock that the Company is authorized to issue from 50,000,000 to 60,000,000. On September 15, 2007, the Company had 25,458,212 shares of Common Stock outstanding and 15,990,021 shares of Common Stock reserved for specific purposes, including issuance upon exercise of outstanding warrants and outstanding stock options or for future awards under its equity incentive arrangements. The Board of Directors believes that it is desirable to have available an additional number of authorized but unissued shares of Common Stock, which may be issued from time to time without further action by the stockholders, to provide for stock splits or stock dividends, stock options and other equity incentives, to be able to take advantage of acquisition opportunities, to meet future capital needs and for other general corporate purposes.

The form of the proposed amendment is attached hereto as Annex I. Subject to favorable stockholder action, the proposed amendment would become effective upon the filing of Articles of Amendment with the Secretary of State of The Commonwealth of Massachusetts. Upon filing of such amendment, all stockholders of the Company would be bound by the amendment, whether or not they voted for it. If the Proposal is approved by the stockholders, the amendment will be effected only upon a determination by the Board of Directors that the filing of such amendment is in the best interest of the Company and its stockholders at that time. Even if the increase in the authorized shares is approved by the stockholders of the Company, the Board of Directors may, in its sole discretion, determine not to effect the amendment or to delay such action.

Risks Associated with the Increase in Authorized Shares

The issuance of additional authorized shares of Common Stock may dilute the voting power and equity interests of present stockholders. Prior to the Authorized Shares Amendment, if all of the existing authorized shares were issued, current shares outstanding would be approximately 51% of the total outstanding shares. If the Authorized Shares Amendment is approved and all of the then authorized shares were issued, current shares outstanding would be approximately 42% of the total outstanding shares. It is not possible to predict in advance whether the issuance of additional shares will have a dilutive effect on earnings per share as it depends on the specific events associated with a particular transaction. Shares of authorized but unissued Common Stock may be issued from time to time by the Board of Directors without further stockholder action unless such action is required by Massachusetts law, under which the Company is incorporated, or the Company’s Articles of Organization.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the proposal to amend the company’s Articles of Organization, as amended to date, as set forth in Annex I to increase in the authorized shares of the Company’s Common Stock, to be implemented at the discretion of the Company’s Board of Directors at any time prior to the Company’s next annual meeting in 2008. The affirmative vote of the holders of a majority of all outstanding shares of our Common Stock as of the record date is required to approve the amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1.

PROPOSAL NUMBER 2. ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes that are as nearly equal in number as possible, with staggered terms of office. Only one class is elected each year. Each director serves a three year term and until his or her successor has been duly elected and qualified. The Board of Directors has fixed the number of directors at six. The Company’s Class II directors (Joel R. Pitlor and Donald A. Major) will hold office until the annual meeting of stockholders in 2007 and are standing for re-election. The directors in Class III (Richard Miles and Joseph N. Forkey) will hold office until the annual meeting of stockholders in 2008 and until their respective successors have been duly elected and qualified. The director in Class I (Richard E. Forkey) will hold office until the annual meeting of stockholders in 2009 and until his successor has been duly elected and qualified.

The names, ages, principal occupations for at least the last five years, and certain other information regarding the current directors, are as follows:

Name	Age	Director Since	Principal Occupation; Directorships of Other Public Companies

Richard E. Forkey (1)	67	1982	President, Chief Executive Officer, Treasurer and a director of the Company since founding the Company in 1982; Clerk of the Company from May 1983 to June 1990.

Joseph N. Forkey (1)	39	2006
Executive Vice President and Chief Scientific Officer of the Company since April 2006; Chief Scientist of the Company from September 2003 to April 2006. Prior to joining the Company, Dr. Forkey spent seven years at the University of Pennsylvania Medical School as a postdoctoral fellow and research staff member.

Joel R. Pitlor	69	1990
Since 1979, Mr. Pitlor has been President of J.R. Pitlor, a management consulting firm that provides strategic business planning, which Mr. Pitlor founded. Mr. Pitlor has provided business planning consultation to the Company since 1983.

Donald A. Major	46	2005
Since October 2006, Mr. Major has served as Vice President of Corporate Development of Advanced Duplication Services LLC. From 2002 to October 2006, Mr. Major was Vice President and Chief Financial Officer of Digital Excellence, LLC. From 1999 to 2001 Mr. Major served as Chief Financial Officer and Clerk for Uroplasty, Inc.

Richard Miles (1)	64	2005
Since 1972, Professor Miles has been a member of the faculty at Princeton University, and serves as the Director of the Applied Physics Group in Princeton University’s Mechanical and Aerospace Engineering Department.

_______________
(1) Directors whose terms do not expire this year.

All of the stockholders holding shares of the Company’s Common Stock are entitled to cast one vote in person or by proxy for each share standing in their names and are entitled to elect two Class II directors at the 2007 Annual Meeting. If a nominee is not available as a candidate when the election occurs, the persons named in the proxy may, in their discretion, vote for the election of such other person as the Board of Directors may designate or reduce the number of directors correspondingly. The Company has no reason to believe the nominees will not be available for election.

Board of Directors

During the fiscal year ended June 30, 2007, the Company’s Board of Directors held six meetings and acted by unanimous written consent on one occasion. Each director attended at least 75% of the meetings of the Board of Directors.

While the Company has no formal policy in place regarding board members’ attendance at annual meetings of stockholders, the Company encourages their attendance at such annual meetings. There were two members of the Board of Directors in attendance at the Company’s 2006 Annual Meeting of Stockholders.

Information as to ownership of the Company’s securities by the nominee for director is included under the heading “Security Ownership of Certain Beneficial Owners and Management.”

While the Board does not have a standing nominating committee, it does have a standing Audit Committee and a standing Compensation Committee.

Audit Committee

The Audit Committee of the Board of Directors is currently composed of Messrs. Major and Miles. The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of the Company’s financial statements, systems of internal control and the independence and performance of the independent registered public accounting firm. The Audit Committee’s specifically enumerated powers and responsibilities include hiring and terminating the independent registered public accounting firm and pre-approving any engagements of the independent registered public accounting firm for non-audit services. The Audit Committee held four meetings during the fiscal year ended June 30, 2007. Each of the Audit Committee members attended 100% of the meetings of the Audit Committee in the last year.

The Board of Directors has made a determination that Donald A. Major, Chair of the Audit Committee, qualifies as an audit committee financial expert meeting the criteria set forth in Item 407(d)(5) of Regulation S-B.

Compensation Committee

The Board constituted a compensation committee in April 2006. The Compensation Committee of the Board of Directors is currently composed of Messrs. Major and Miles, with Mr. Major serving as chair of the committee. The Compensation Committee does not have a charter. The Compensation Committee’s primary functions are to provide a general review of the Company’s compensation and benefit arrangements and to review and establish compensation practices and policies for the officers of the Company. The Compensation Committee did not meet in separate session during the fiscal year ended June 30, 2007.

Director Nomination Procedures

The Company believes that it is appropriate not to have a standing nominating committee because of the small size of the Board of Directors. The Board of Directors as a whole identifies and evaluates nominees for election to the Board of Directors. By having the Board of Directors as a whole consider and evaluate nominees, the Board of Directors weighs the input of all directors.

The process by which the Board of Directors considers nominees for membership on the Board of Directors is flexible and based, generally, on the directors’ assessment of the needs of the Company and the extent to which existing directors meet those needs. Factors considered by the Board of Directors in evaluating the suitability of a potential nominee may include, but not be limited to: business and management experience, familiarity with the Company’s industry and products, the ability to integrate with existing directors and management and the extent to which a potential nominee may satisfy applicable requirements such as independence or expertise requirements under the securities laws.

The Board of Directors will consider director nominees recommended by stockholders. Such recommendations should include the name, age, address, telephone number, principal occupation, background and qualifications of the nominee and the name, address, and telephone number of and number of shares of Common Stock beneficially owned by the stockholder making the recommendation and should be sent to the Clerk of the Company at 22 East Broadway, Gardner, Massachusetts 01440. Such recommendations should be submitted to the Clerk of the Company prior to June 15 of the respective year in order to give the Company adequate time in order to consider the recommendations.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE NOMINEES DESCRIBED IN PROPOSAL NUMBER 2.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Company’s executive officers and significant employees as of June 30, 2007 were as follows:

Name	Age	Offices

Executive Officers

Richard E. Forkey	67	President, Chief Executive Officer and Treasurer

Joseph N. Forkey	39	Executive Vice President and Chief Scientific Officer

Michael T. Pieniazek	49	Vice President, Chief Financial Officer and Clerk

Mr. Richard E. Forkey has been the President, Chief Executive Officer, Treasurer, and a director of the Company since he founded the Company in 1982. He was the Clerk of the Company from May 1983 to June 1990.

Dr. Joseph N. Forkey, son of Richard E. Forkey, has been Chief Scientist since September 2003. Since then he has been involved in general technical and management activities of the Company, as well as investigations of opportunities that leverage the Company’s newly developed technologies. Dr. Forkey holds B.A. degrees in Mathematics and Physics from Cornell University, and a Ph.D. in Mechanical and Aerospace Engineering from Princeton University. Prior to joining the Company, Dr. Forkey spent seven years at the University of Pennsylvania Medical School as a postdoctoral fellow and research staff member.

Mr. Pieniazek has served as Vice President, Chief Financial Officer and Clerk of the Company since September 2006. From January 2006 to November 2006, Mr. Pieniazek was President and Chief Financial Officer of MIP Solutions, Inc. From September 2001 to December 2005, Mr. Pieniazek was President and Chief Financial Officer of Uromedical Diagnostic, Inc.

COMPENSATION AND OTHER MATERIAL TRANSACTIONS

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth all compensation for the last two completed fiscal years awarded to, earned by, or paid to the Company’s Chief Executive Officer at June 30, 2007 and the executive officers during the fiscal year ended June 30, 2007 whose total annual salary and bonuses for the fiscal year ended June 30, 2007 exceeded $100,000 for all services rendered in all capacities to the Company and its subsidiaries (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard E. Forkey President, Chief Executive Officer & Treasurer	2007 2006	$195,000 $195,000	-0- -0-	-0- -0-	-0- $171,538(2)	-0- -0-	-0- -0-	$27,224(4)(5) $24,682(4)(5)	$222,224 $391,220

Joseph N. Forkey, Executive Vice President and Chief Scientific Officer	2007 2006	$120,000 $120,000	-0- -0-	-0- -0-	-0- $128,654(3)	-0- -0-	-0- -0-	$2,400(6) $2,400(6)	$122,400 $251,054

(1)
The amounts shown reflect the dollar amounts computed for financial statement reporting purposes for fiscal 2006 in accordance with the requirements of the Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Accounting for Stock-based Compensation” (“SFAS 123(R)”), excluding an estimate of forfeitures. Refer to Note 3, “Stockholders’ Equity - Stock Options,” in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-KSB filed on September 28, 2007 for the relevant assumptions used to determine the valuation of option awards.

(2)	Represents the compensation expense in fiscal year 2006 in connection with option grants to Mr. Forkey to purchase 373,600 shares of common stock on May 9, 2006.
(3)	Represents the compensation expense in fiscal year 2006 in connection with option grants to Dr. Forkey to purchase 280,200 shares of common stock on May 9, 2006.
(4)	Includes car expense of $2,100 for 2007 and $3,100 for 2006.
(5)	Includes premiums for a life insurance policy and a disability insurance policy of $20,394 for 2007 and $19,757 for 2006.
(6)	Represents the Company’s matching contribution to the Profit Sharing & 401(k) Plan.

Director Compensation

The following table sets forth all compensation paid to non-executive and non-employee directors’ compensation during the fiscal year ended June 30, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joel R. Pitlor	$1,250(1)	-0-	$2,029(3)(5)	-0-	-0-	$60,000(4)	$63,279
Donald A. Major	$8,250(1)(2)	-0-	$2,029(3)(6)	-0-	-0-	-0-	$10,279
Richard B. Miles	$2,500(1)	-0-	$2,029(3)(7)	-0-	-0-	-0-	$4,529

(1)	The Company pays each director who is not also an employee of the Company $250 per Board or committee meeting that the director attends and reimburses the director for travel expenses.
(2)
For his service to the Company, in his capacity as Chair of the Audit Committee, Mr. Major receives compensation of $500 per month, which is in addition to the standard compensation received by all members of the Board of Directors for their services.

(3)
Each of Messrs. Major, Miles and Pitlor, were issued 10,000 stock options of the Company’s Common Stock at the Company’s annual meeting in November 2006, immediately exercisable at a price per share of $0.25, which was the closing price of the Company’s stock on the OTCBB on the date of grant. These options will remain exercisable following a director's departure from service and expire on November 28, 2016. The amounts shown reflect the dollar amounts computed for financial statement reporting purposes for fiscal 2007 in accordance with the requirements of SFAS 123(R), excluding an estimate of forfeitures. Refer to Note 3, “Stockholders’ Equity - Stock Options,” in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-KSB filed on September 28, 2007 for the relevant assumptions used to determine the valuation of option awards.

(4)	Mr. Pitlor is paid $60,000 per year, or $5,000 per month, for his services as a consultant to the Company.
(5)	As of June 30, 2007, Mr. Pitlor held a total of 29,378 options to purchase the Company’s Common Stock.
(6)	As of June 30, 2007, Mr. Major held a total of 30,000 options to purchase the Company’s Common Stock.
(7)	As of June 30, 2007, Mr. Miles held a total of 20,000 options to purchase the Company’s Common Stock.

2006 Equity Incentive Plan

On November 28, 2006, the stockholders of the Company approved the Company’s 2006 Equity Incentive Plan (the “2006 Incentive Plan”), which succeeds the Company’s Amended and Restated 1997 Equity Incentive Plan (the “1997 Incentive Plan”). No further awards have been or will be granted under the 1997 Incentive Plan. The Company’s Board of Directors had previously approved the 2006 Incentive Plan, subject to the approval of the stockholders. The 2006 Incentive Plan allows for the grant of stock options to selected employees, directors and other persons who provide services to the Company or its affiliates.

Outstanding Equity Awards At Fiscal Year End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Richard E. Forkey	186,800(1)	186,800	$0.55	5/9/2016
	112,080(2)	261,520	$0.55	6/13/2015
Joseph N. Forkey	15,000(3)	-0-	$0.55	9/25/2013
	140,100(1)	140,100	$0.55	5/9/2016
	168,120(4)	392,280	$0.55	6/13/2015

(1)	50% of such options are exercisable; 25% of such options will become exercisable on May 9, 2008; and 25% of such options will become exercisable on May 9, 2009.
(2)
Upon the date of grant, 30% of the options, or 112,080 shares, vested immediately. The remaining 70% of the options, or 261,520 shares, will vest either (i) fully, upon satisfaction of certain full performance milestones, (ii) as to an additional 35%, or 130,760 shares, for a total of 65% of the grant, or 242,840 shares, upon achievement of one of four partial performance milestones, or (iii) fully, upon achievement of two of four partial performance milestones.

(3)	These options were granted on September 25, 2003, vested in equal installments of 25%, and were fully vested as of September 25, 2006.
(4)
Upon the date of grant, 30% of the options, or 168,120 shares, vested immediately. The remaining 70% of the options, or 392,280 shares, will vest either (i) fully, upon satisfaction of certain full performance milestones, (ii) as to an additional 35%, or 196,140 shares, for a total of 65% of the grant, or 364,260 shares, upon achievement of one of four partial performance milestones, or (iii) fully, upon achievement of two of four partial performance milestones.

Option Grants in Last Fiscal Year

There were no individual grants of stock options made by the Company during the fiscal year ended June 30, 2007 to its Named Executive Officers.

Long Term Incentive Plans - Awards in Last Fiscal Year

The Company made no awards under any long term incentive plan in the fiscal year ended June 30, 2007.

Profit Sharing and 401(k) Plan

The Company has a defined contribution 401K profit sharing plan. Employer profit sharing and matching contributions to the plan are discretionary. No employer profit sharing contributions were made to the plan in fiscal years 2007 and 2006. Employer matching contributions to the plan amounted to $42,325 and $29,203 for fiscal years 2007 and 2006, respectively.

Employment Contracts and Termination of Employment Arrangements

The Company has no employment contracts in place with any Named Executive Officer. The Company has no compensatory plan or arrangement with respect to any Named Executive Officer where such plan or arrangement will result in payments to such Named Executive Officer upon or following his resignation, or other termination of employment with the Company and its subsidiaries, or as a result of a change-in-control of the Company or a change in the Named Executive Officers’ responsibilities following a change-in-control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended June 30, 2007 and Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, no person required to file reports under Section 16(a) of the Securities Exchange Act of 1934 failed to file such reports on a timely basis during such fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has an arrangement with J.R. Pitlor (“J.R. Pitlor”), a company wholly owned by Mr. Pitlor, a Director of the Company, under which Mr. Pitlor provides consulting services to the Company for a fee currently not to exceed $5,000 a month. These consulting services consist primarily of advice regarding marketing, strategic planning and other general business issues. Either party may terminate this arrangement at will. The Company paid or accrued to J.R. Pitlor for consulting services aggregate fees of $60,000, or $5,000 per month, for each of the fiscal years 2007 and 2006.

The Company leases its facility in Gardner, Massachusetts from Equity Assets, Inc., a company wholly owned by Mr. Richard E. Forkey, the President, Chief Executive Officer and Treasurer and a director of the Company. The Company is currently a tenant-at-will, paying rent of $9,000 per month, or an aggregate of $108,000 per year, for each of fiscal year 2007 and 2006.

In February 2007, the Company completed a private placement with institutional and other accredited investors pursuant to which it sold an aggregate of 10,000,000 shares of common stock, at a price of $0.25 per share and warrants to purchase an aggregate of 10,000,000 shares of common stock at an exercise price of $0.32 per share. One of the Company's directors, Joel Pitlor, participated in the private placement, which closed on February 1, 2007. Mr. Pitlor acquired 1,000,000 shares of Common Stock and a warrant to purchase 1,000,000 shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the Company’s Common Stock owned as of the close of business on September 15, 2007 by the following persons: (i) each person who is known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors and nominees for director who beneficially owns the Company’s or its subsidiaries’ Common Stock, (iii) each of the Company’s Named Executive Officers who beneficially own the Company’s or its subsidiaries’ Common Stock and (iv) all executive officers and directors, as a group, who beneficially own the Company’s or its subsidiaries’ Common Stock. The information on beneficial ownership in the table and footnotes thereto is based upon data furnished to the Company by, or on behalf of, the persons listed in the table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

AIGH Investment Partners, LLC 6006 Berkeley Avenue, Baltimore, MD 21209	4,755,200	18.7%

Austin W. Marxe and David M. Greenhouse c/o Special Situations Funds 527 Madison Avenue, Suite 2600, New York, NY 10022	17,886,887 (3)	53.5%

Arnold Schumsky 145 East 27th Street New York, New York 10016	1,527,395 (4)	5.9%

Directors and Named Executive Officers

Joseph N. Forkey* c/o Precision Optics Corporation, Inc. 22 East Broadway, Gardner, MA 01440	727,690 (5)	2.8%

Richard E. Forkey* c/o Precision Optics Corporation, Inc. 22 East Broadway, Gardner, MA 01440	875,778 (6)	3.4%

Donald A. Major* c/o Precision Optics Corporation, Inc. 22 East Broadway, Gardner, MA 01440	130,000 (7)	**

Richard Miles* c/o Precision Optics Corporation, Inc. 22 East Broadway, Gardner, MA 01440	120,000 (8)	**

Joel R. Pitlor* 237 Moody Street, Waltham, MA 02453	4,243,797 (9)	16.0%

Michael T. Pieniazek c/o Precision Optics Corporation, Inc. 22 East Broadway, Gardner, MA 01440	41,668 (10)	**

All executive officers and directors as a group, including those named above (6 persons)	6,138,933 (11)	22.0%

*	Director
**	The percentage of shares beneficially owned by such person does not exceed one percent of the Company’s Common Stock.

(1)
Represents shares with respect to which each beneficial owner listed has or will have, upon acquisition of such shares upon exercise or conversion of options, warrants, conversion privileges or other rights exercisable within sixty days, sole voting and investment power.

(2)
Percentages are calculated on the basis of the amount of outstanding common stock plus, for each person or group, any securities that such person or group has the right to acquire within sixty days pursuant to options, warrants, conversion privileges or other rights.

(3)
Holdings as of February 28, 2007 as reported on Schedule 13D filed with the SEC on March 12, 2007 by Messrs . Marxe and Greenhouse . Represents (i) 27,415 shares of common stock owned of record by Special Situations Cayman Fund, L.P. (“SSCF”), (ii) 104,522 shares of common stock owned of record by Special Situations Fund III, L.P. (“SSF III”), (iii) 5,192,456 shares of common stock owned of record by Special Situations Fund III QP, L.P.(“SSF III QP”), (iv) 4,000,000 shares that may be acquired under an outstanding warrant held by SSF III QP, which is immediately exercisable, (v) 4,000,000 shares of Common Stock owned of record by Special Situations Private Equity Fund, L.P. (“SSPEF”), (vi) 4,000,000 shares that may be acquired under an outstanding warrant held by SSPEF, which is immediately exercisable, and (vii) 557,490 shares of common stock owned by Special Situations Technology Fund II, L.P. (“SSTF II”). SSCF, SSF III, SSF III QP, SSPEF and SSTF II are affiliated funds. MGP is the general partner of the SSF III QP and the general partner of and investment adviser to SSF III. AWM is the general partner of MGP, the general partner of and investment adviser to SSFCF and the investment adviser to SSF III QP, SSCF, SSFTF II and SSPEF. Messrs . Marxe and Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs . Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above. Also includes 5,004 shares that may be acquired by Mr. Marxe within sixty days upon the exercise of outstanding stock options.

(4)	Includes 600,000 shares that may be acquired upon exercise of an outstanding warrant, which is immediately exercisable.
(5)
Represents 715,500 shares which may be acquired within sixty days upon the exercise of outstanding stock options and 12,190 shares owned by Dr. Forkey and his wife, Heather C. Forkey, with whom he shares voting and investment power.

(6)	Includes 560,400 shares which may be acquired within sixty days upon the exercise of outstanding stock options.
(7)	Includes 30,000 shares which may be acquired within sixty days upon the exercise of outstanding stock options.
(8)	Includes 20,000 shares which may be acquired within sixty days upon the exercise of outstanding stock options.
(9)
Includes 29,378 shares which may be acquired within sixty days upon the exercise of outstanding stock options, and 1,000,000 shares that may be acquired upon exercise of an outstanding warrant, which is immediately exercisable.

(10)	Represents 41,668 shares which may be acquired within sixty days upon the exercise of outstanding stock options.
(11)
Includes 1,396,946 shares which may be acquired within sixty days upon the exercise of outstanding stock options and 1,000,000 shares that may be acquired upon exercise of an outstanding warrant, which is immediately exercisable.

INDEPENDENT PUBLIC ACCOUNTANTS

Independent Registered Public Accounting Firm Fees

Our principal and only independent registered public accountant for the fiscal year ended June 30, 2008 is Vitale, Caturano & Company, Ltd. (“Vitale”). The following table presents fees for professional audit services and other services rendered by Vitale for the fiscal years ended June 30, 2007 and June 30, 2006 and by KPMG LLP (“KPMG”) for the fiscal years ended June 30, 2006 and June 30, 2005:

	2007	2006
Audit Fees (1)	$111,288	$102,475
Audit-Related Fees (2)	-	-
Total Audit and Audit-Related Fees	111,288	102,475
Tax Fees (3)	9,500	9,775
All Other Fees (4)	-	-
Total Fees	$120,788	$112,250
__________________

(1)
Audit fees for fiscal 2007 are comprised of: (i) fees for professional services performed by Vitale for the audit of the Company’s annual financial statements of $93,630, including direct out-of-pocket expenses of Vitale in the amount of $2,658 and (ii) fees for attestation services performed by Vitale in connection with the filing of the Company’s registration statement on Form SB-2 of $15,000.

Audit fees for fiscal 2006 are comprised of: (i) fees for professional services performed by Vitale for the audit of the Company’s annual financial statements of $87,023, including direct out-of-pocket expenses of Vitale in the amount of $2,523 and (ii) fees for attestation services performed by KPMG in connection with the filing of the Company’s annual report on Form 10-KSB and the Company’s registration statement on Form S-8 of $15,452.

(2)
Audit-related fees are comprised of fees for assurance and related attestation services that are reasonably related to the performance of the audit of the Company’s annual financial statements or the review thereof and fees for due diligence services.

(3)	Tax fees for fiscal 2007 and 2006 are comprised of fees for professional services performed by Vitale with respect to corporate tax compliance, tax planning and tax advice.
(4)	The Company did not incur any other fees during fiscal 2007 or 2006 for products and services provided by Vitale other than those disclosed above.

Annual Meeting

We expect that representatives from Vitale will be present at the 2007 Annual Meeting of Stockholders and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.

Audit Committee Pre-Approval Policies

The Audit Committee has established pre-approval policies and procedures that would prohibit engagement of accountants to render audit or non-audit services without prior approval of the Audit Committee. As a result, all engagements of the independent auditors to render any services, whether they would be deemed audit or non-audit services, require pre-approval of the Audit Committee. No audit, review or attest services were approved in accordance with Section 2-01(c)(7)(i)(C) of Regulation S-X during the fiscal year ended June 30, 2007.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of Messrs. Major and Miles, each of whom is “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Board of Directors has adopted a written charter for the Audit Committee, which was filed with the Company’s proxy statement on Schedule 14A for the 2006 Annual Meeting of Stockholders.

The Audit Committee has submitted the following report:

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended June 30, 2007, and has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61). SAS 61 requires independent auditors to communicate to the Audit Committee various matters, including, if applicable: (1) methods used to account for certain unusual transactions; (2) the effect of certain accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating certain accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (4) disagreements with management over the application of accounting principles and certain other matters. The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (requiring auditors to make written disclosures to, and to discuss with, the Audit Committee, various matters relating to the auditor’s independence), has discussed with the accountants their independence and has considered whether the provision of non-audit services by the accountants is compatible with maintaining that independence. Based on the foregoing and further review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007 for filing with the Securities and Exchange Commission.

Donald A. Major
Richard Miles

October 2007

CORPORATE CODE OF ETHICS AND CONDUCT

 The Company’s Board of Directors has adopted a Corporate Code of Ethics and Conduct applicable to all of its employees, officers and directors. The Code was filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2005.

STOCKHOLDER COMMUNICATIONS

 Stockholders may send communications to the Board of Directors or to specified directors by mailing such communications to the Clerk of the Company at 22 East Broadway, Gardner, Massachusetts 01440. All such correspondence should identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or only specified directors. Any stockholder communication sent to the Board of Directors will be forwarded to the Board without screening.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for inclusion in the 2008 Proxy Statement and form of proxy relating to that meeting provided they are received by the Clerk of the Company no later than July 5, 2008 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

If a stockholder who wishes to present a proposal at the Company’s 2008 Annual Meeting that will not be included in the Company’s proxy statement for such Annual Meeting fails to notify the Company of his or her desire to do so by September 18, 2008, then the proxies that the Board of Directors solicits for the 2008 Annual Meeting will include discretionary authority to vote on the stockholder’s proposal, if such proposal is properly brought before the meeting.

ANNEX I

FORM OF AMENDMENT TO ARTICLES OF ORGANIZATION

That, the Company's Articles of Organization, as amended, be further amended by amending Article III as follows:

 Total authorized prior to amendment:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

		Common	50,000,000	$.01

Total authorized after amendment:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

		Common	60,000,000	$.01

EXHIBIT A

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to
22 EAST BROADWAY GARDNER, MA 01440-3338	Precision Optics Corp., Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PROPT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRECISION OPTICS CORPORATION, INC.

Vote on Directors
Election of two Class II Directors. The nominees for the Board of Directors to serve for a three-year term as Class II Directors:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number of the nominee on the line below.

Nominees:	1) Joel R. Pitlor		☐	☐	☐
2) Donald A. Major

Vote on Proposal Number 1						For	Against	Abstain
To consider and approve an amendment to the Company’s Articles of Organization, as amended, to be filed at the discretion of the Board of Directors, to increase the number of authorized shares of the Company, as more fully described in the Proxy Statement.
						☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)				Date

PRECISION OPTICS CORPORATION, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. The proposals which are discussed in detail in the enclosed proxy materials require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on November 27, 2007.

Thank you in advance for your prompt consideration of these matters.

Very truly yours,

Precision Optics Corporation, Inc.

PRECISION OPTICS CORPORATION, INC.

COMMON STOCK PROXY

The undersigned, revoking any previous instructions, hereby acknowledges receipt of the Notice and Proxy Statement dated November 2, 2007. In connection with the Annual Meeting mentioned below, the undersigned hereby appoints Richard E. Forkey and Michael T. Pieniazek as attorneys of the undersigned each with power to act alone and with full power of substitution, to act and to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Precision Optics Corporation, Inc. to be held on November 27, 2007 at 10:00 A.M. at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts, and at any adjournments or postponements thereof, upon the matters set forth in the proxy statement for such Annual Meeting. The foregoing attorneys are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

This proxy is solicited by the Board of Directors. When this proxy is properly executed, the shares represented hereby will be voted as specified by the Shareholder(s) . If no direction is given, the shares will be voted FOR the amendment to the Articles of Organization described in Proposal Number 1, and FOR the election of the Class II director nominees described in Proposal Number 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Address
Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)